Exhibit 1.2

EXECUTION VERSION

CHUBB INA HOLDINGS INC.

(a Delaware corporation)

Debt Securities

Unconditionally Guaranteed as to Payment of

Principal, Premium, if any, and Interest by

CHUBB LIMITED

TERMS AGREEMENT

March 1, 2018

To:	CHUBB INA HOLDINGS INC.

436 Walnut Street, WA06K

Philadelphia, PA 19106

CHUBB LIMITED

Bärengasse 32,

CH-8001 Zurich, Switzerland

Ladies and Gentlemen:

We understand that Chubb INA Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell €900,000,000 aggregate principal amount of its senior debt securities due 2028 (the “Underwritten 2028 Securities”) and €900,000,000 aggregate principal amount of its senior debt securities due 2038 (the “Underwritten 2038 Securities” and, together with the Underwritten 2028 Securities, the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Chubb Limited, a Swiss company. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

With Respect to the Underwritten 2028 Securities

Underwriter	Percentage	Principal Amount of Underwritten 2028 Securities
Merrill Lynch International	22.0000%	€198,000,000
Barclays Bank PLC	22.0000%	€198,000,000
Deutsche Bank AG, London Branch	22.0000%	€198,000,000
MUFG Securities EMEA plc	7.0010%	€63,009,000
Wells Fargo Securities International Limited	7.0010%	€63,009,000
ANZ Securities, Inc.	1.8180%	€16,362,000
BNY Mellon Capital Markets, LLC	1.8180%	€16,362,000
Citigroup Global Markets Limited	1.8180%	€16,362,000
Credit Suisse Securities (Europe) Limited	1.8180%	€16,362,000
DBS Bank Ltd.	1.8180%	€16,362,000
HSBC Bank plc	1.8180%	€16,362,000
ING Bank N.V., Belgian Branch	1.8180%	€16,362,000
J.P. Morgan Securities plc	1.8180%	€16,362,000
RBC Europe Limited	1.8180%	€16,362,000
Scotiabank Europe plc	1.8180%	€16,362,000
Standard Chartered Bank	1.8180%	€16,362,000
Total:	100%	€900,000,000

The Underwritten 2028 Securities shall have the following terms:

Title:	1.550% Senior Notes due 2028
Rank:	Senior Debt
Aggregate principal amount:	€900,000,000
Denomination:	€100,000 and integral multiples of €1,000 in excess thereof
Currency of payment:	Euro
Interest rate or formula:	1.550% per annum
Interest payment dates:	Each March 15, beginning March 15, 2019
Regular record dates:	The business day immediately preceding the relevant interest payment date
Stated maturity date:	March 15, 2028
Optional redemption provisions:

As described in the Company’s Preliminary Prospectus Supplement dated February 23, 2018 to the Prospectus dated October 23, 2015 (the “Preliminary Prospectus Supplement”),

•  Make-Whole Call prior to December 15, 2027 (DBR + 15 bps)

•  Par Call on or after December 15, 2027.

Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	New York Stock Exchange

Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.742% of the principal amount, plus accrued interest, if any, from March 7, 2018
Purchase price:	99.292% of the principal amount, plus accrued interest, if any, from March 7, 2018
Form:	Global certificate representing the Underwritten 2028 Securities registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee of the common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”)
Applicable Time:	12:23 P.M. New York City time
Other terms and conditions:	The Underwritten 2028 Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Bank of New York Mellon”, formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time (including by any supplement which may be entered into in connection with the issuance of the Underwritten 2028 Securities), the “Senior Indenture”). For purposes of the Underwritten 2028 Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
London payment agent:	The Company and the Guarantor have appointed The Bank of New York Mellon, London branch, as its London paying agent pursuant to a Paying Agency Agreement to be dated March 7, 2018
Settlement date:	T+4 (March 7, 2018)
Closing date and location:	March 7, 2018; Sidley Austin LLP, Woolgate Exchange, 25 Basinghall Street, London EC2V 5HA, England

With Respect to the Underwritten 2038 Securities

Underwriter	Percentage	Principal Amount of Underwritten 2038 Securities
Merrill Lynch International	22.0000%	€198,000,000
Barclays Bank PLC	22.0000%	€198,000,000
Deutsche Bank AG, London Branch	22.0000%	€198,000,000
MUFG Securities EMEA plc	7.0010%	€63,009,000
Wells Fargo Securities International Limited	7.0010%	€63,009,000
ANZ Securities, Inc.	1.8180%	€16,362,000
BNY Mellon Capital Markets, LLC	1.8180%	€16,362,000
Citigroup Global Markets Limited	1.8180%	€16,362,000
Credit Suisse Securities (Europe) Limited	1.8180%	€16,362,000
DBS Bank Ltd.	1.8180%	€16,362,000
HSBC Bank plc	1.8180%	€16,362,000
ING Bank N.V., Belgian Branch	1.8180%	€16,362,000
J.P. Morgan Securities plc	1.8180%	€16,362,000
RBC Europe Limited	1.8180%	€16,362,000
Scotiabank Europe plc	1.8180%	€16,362,000
Standard Chartered Bank	1.8180%	€16,362,000
Total:	100%	€900,000,000

The Underwritten 2038 Securities shall have the following terms:

Title:	2.500% Senior Notes due 2038
Rank:	Senior Debt
Aggregate principal amount:	€900,000,000
Denomination:	€100,000 and integral multiples of €1,000 in excess thereof
Currency of payment:	Euro
Interest rate or formula:	2.500% per annum
Interest payment dates:	Each March 15, beginning March 15, 2019
Regular record dates:	The business day immediately preceding the relevant interest payment date
Stated maturity date:	March 15, 2038
Optional redemption provisions:

As described in the Company’s Preliminary Prospectus Supplement dated February 23, 2018 to the Prospectus dated October 23, 2015 (the “Preliminary Prospectus Supplement”),

•  Make-Whole Call prior to September 15, 2037 (DBR + 25 bps)

•  Par Call on or after September 15, 2037.

Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	New York Stock Exchange

Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.999% of the principal amount, plus accrued interest, if any, from March 7, 2018
Purchase price:	99.299% of the principal amount, plus accrued interest, if any, from March 7, 2018
Form:	Global certificate representing the Underwritten 2038 Securities registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee of the common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”)
Applicable Time:	12:23 PM New York City time
Other terms and conditions:	The Underwritten 2038 Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Bank of New York Mellon”, formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time (including by any supplement which may be entered into in connection with the issuance of the Underwritten 2038 Securities), the “Senior Indenture”). For purposes of the Underwritten 2038 Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
London payment agent:	The Company and the Guarantor have appointed The Bank of New York Mellon, London branch, as its London paying agent pursuant to a Paying Agency Agreement to be dated March 7, 2018
Settlement date:	T+4 (March 7, 2018)
Closing date and location:	March 7, 2018; Sidley Austin LLP, Woolgate Exchange, 25 Basinghall Street, London EC2V 5HA, England

Notices: Notice to the Underwriters shall be directed to the following, as Representatives, as follows:

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Attention: Syndicate Desk

Facsimile: +44 (0)20 7995 0048

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Attention: Debt Syndicate

Facsimile: +44 (0) 20 7516 7548

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention: Syndicate Desk

Facsimile: +44 207 545 4455

All of the provisions contained in the document attached as Annex I hereto entitled “CHUBB INA HOLDINGS INC. (a Delaware corporation) – Senior and Subordinated Debt Securities – Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by CHUBB LIMITED – UNDERWRITING AGREEMENT” (the “Underwriting Agreement”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Terms Agreement or the transactions contemplated hereby or thereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. Each of the Company and the Guarantor irrevocably appoints Chubb Group Holdings Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor by the person serving the same to the address provided in Section 11 of the Underwriting Agreement, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such action, suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Terms Agreement.

By executing this Terms Agreement, each of the Underwriters hereby agrees to be bound by the provisions of the ICMA Agreement Among Managers Version 1 (Fixed-Price Non-Equity Related Issues)/New York Law Schedule (the “AMM”), save that clause 3 of the AMM shall not apply and, in the event of any conflict between the provisions of the AMM and this Terms Agreement, the terms of this Terms Agreement shall prevail. For the purposes of the AMM, “Managers” means the Underwriters and the Lead Managers shall be “Representative(s)”, “Settlement Lead Manager” and “Stabilizing Manager” means Merrill Lynch International and “Subscription Agreement” means this Terms Agreement.

Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

a)	each of Merrill Lynch International, Barclays Bank PLC and Deutsche Bank AG, London Branch (each a “Manufacturer” and together “the Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Underwritten Securities and the related information set out in the Prospectus/announcements in connection with the Underwritten Securities; and

b)	MUFG Securities EMEA plc, Wells Fargo Securities International Limited, ANZ Securities, Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited, DBS Bank Ltd., HSBC Bank plc, ING Bank N.V., Belgian Branch, J.P. Morgan Securities plc, RBC Europe Limited, Scotiabank Europe plc, Standard Chartered Bank, the Company and Chubb Limited note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Underwritten Securities by the Manufacturers and the related information set out in the Prospectus/announcements in connection with the Underwritten Securities.

This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please accept this offer no later than 12:23 P.M. (New York City time) on March 1, 2018 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

[The remainder of this page intentionally left blank.]

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:	/s/ Julien Roman
Name: Julien Roman
Title: Managing Director

BARCLAYS BANK PLC

By:	/s/ Sean White
Name: Sean White
Title: Legal UK & Europe

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Mary Hardgrove
Name: Mary Hardgrove
Title: Managing Director

By:	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

MUFG SECURITIES EMEA PLC

By:	/s/ Trevor Kemp
Name: Trevor Kemp
Title: Authorised Signatory

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By:	/s/ Alicia Reyes
Name: Alicia Reyes
Title: CEO WFSIL

Signature Page to Terms Agreement

ANZ SECURITIES, INC.

By:	/s/ Ami Aharon
Name: Ami Aharon
Title: Senior Vice President

Signature Page to Terms Agreement

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

Signature Page to Terms Agreement

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Simi Alabi
Name: Simi Alabi
Title: Delegated Signatory

Signature Page to Terms Agreement

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ Charlie Morin
Name: Charlie Morin
Title: Director

By:	/s/ Piers Ronan
Name: Piers Ronan
Title: Managing Director

Signature Page to Terms Agreement

DBS BANK LTD.

By:	/s/ Lum Moe Tchun
Name: Lum Moe Tchun
Title: Managing Director

Signature Page to Terms Agreement

HSBC BANK PLC

By:	/s/ Stuart King
Name: Stuart King
Title: Director

Signature Page to Terms Agreement

ING BANK N.V., BELGIAN BRANCH

By:	/s/ Francois Opfergelt
Name: Francois Opfergelt
Title: Managing Director – DCM Origination

By:	/s/ Benoit Van Den Hove
Name: Benoit Van Den Hove
Title: Legal Advisor

Signature Page to Terms Agreement

J.P. MORGAN SECURITIES PLC

By:	/s/ Dimis Theodorou
Name: Dimis Theodorou
Title: Executive Director

Signature Page to Terms Agreement

RBC EUROPE LIMITED

By:	/s/ Ivan Browne
Name: Ivan Browne
Title: Duly Authorised Signatory

Signature Page to Terms Agreement

SCOTIABANK EUROPE PLC

By:	/s/ James Walter
Name: James Walter
Title: Regional Director, Europe Legal

By:	/s/ Kshamta Kaushik
Name: Kshamta Kaushik
Title: Managing Director

Signature Page to Terms Agreement

STANDARD CHARTERED BANK

By:	/s/ Rajan Bagri
Name: Rajan Bagri
Title: Head, FIG DCM Europe & Americas

Signature Page to Terms Agreement

Accepted:

CHUBB INA HOLDINGS INC.

By:	/s/ Kenneth Koreyva
Name: Kenneth Koreyva
Title: Senior Vice President and
Chief Financial Officer

CHUBB LIMITED

By:	/s/ Joseph F. Wayland
Name: Joseph F. Wayland
Title: Executive Vice President,
General Counsel and Secretary

Signature Page to Terms Agreement

Schedule I

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated March 1, 2018 (attached hereto as Schedule II)

Schedule II

CHUBB INA HOLDINGS INC.

FINAL TERM SHEET

Supplementing the Preliminary Prospectus	Filed Pursuant to Rule 433
Supplement dated February 23, 2018	Registration Statement No. 333-207570
(To Prospectus dated October 23, 2015)	and 333-207570-03

€1,800,000,000

Chubb INA Holdings Inc.

€900,000,000 1.550% Senior Notes due 2028

€900,000,000 2.500% Senior Notes due 2038

Each Fully and Unconditionally Guaranteed by

Chubb Limited

Pricing Term Sheet

March 1, 2018

Issuer:	Chubb INA Holdings Inc.

Guarantor:	Chubb Limited

Offering Format:	SEC Registered

Security Type:	Senior Unsecured Notes

Description of Securities:	1.550% Senior Notes due 2028 (the “2028 Notes”) 2.500% Senior Notes due 2038 (the “2038 Notes” and, together with the 2028 Notes, the “Notes”)

Pricing Date:	March 1, 2018

Settlement Date:	March 7, 2018 (T+4)

Maturity Date:	2028 Notes: March 15, 2028 2038 Notes: March 15, 2038

Principal Amount:	2028 Notes: €900,000,000 2038 Notes: €900,000,000

Public Offering Price:	2028 Notes: 99.742% 2038 Notes: 99.999%

Coupon (Interest Rate):	2028 Notes: 1.550% per year 2038 Notes: 2.500% per year

Coupon Payment Dates:	2028 Notes: Annually on March 15, commencing March 15, 2019 2038 Notes: Annually on March 15, commencing March 15, 2019

Benchmark Government Security:		2028 Notes: DBR 0.500% due 2/15/28 2038 Notes: DBR 4.000% due 1/4/37

Benchmark Government Security Price / Yield:		2028 Notes: 98.655 2038 Notes: 150.415

Spread to Benchmark Government Security:		2028 Notes: +93.8 basis points 2038 Notes: +146.1 basis points

Denomination:		€100,000 and integral multiples of €1,000 in excess thereof

Day Count Convention:		Actual/Actual (ICMA)

Yield to Maturity:		2028 Notes: 1.578% 2038 Notes: 2.500%

Mid-Swaps:		2028 Notes: 1.078% 2038 Notes: 1.550%

Spread to Mid-Swaps:		2028 Notes: +50 basis points 2038 Notes: +95 basis points

Optional Redemption:		In each case as described in the Preliminary Prospectus Supplement –

	2028 Notes:	• Make-Whole Call prior to December 15, 2027 (DBR + 15 bps)

• Par Call on or after December 15, 2027

	2038 Notes:	• Make-Whole Call prior to September 15, 2037 (DBR + 25 bps)

• Par Call on or after September 15, 2037

Listing:		The Issuer intends to apply to list the Notes on the New York Stock Exchange

CUSIP/ISIN/Common Code:		2028 Notes: 171239 AA4/XS1785795763/178579576 2038 Notes: 171239 AB2/XS1785813251/178581325

Joint Book-Running Managers:		Merrill Lynch International Barclays Bank PLC Deutsche Bank AG, London Branch MUFG Securities EMEA plc Wells Fargo Securities International Limited

Co-Managers:

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Limited
Credit Suisse Securities (Europe) Limited

DBS Bank Ltd.

HSBC Bank plc

ING Bank N.V., Belgian Branch

J.P. Morgan Securities plc

RBC Europe Limited

Scotiabank Europe plc

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer or the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in these offerings will arrange to send you the prospectus if you request it by calling Merrill Lynch International toll-free at 1-800-294-1322, Barclays Bank PLC toll-free at 1-888-603-5487 or Deutsche Bank AG, London Branch toll free at 1-800-503-4611.

MiFID II professionals/ECPs-only / No PRIIPs KID – Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as the notes are not available to retail investors in the EEA.

This pricing term sheet is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (and any amendments thereto) as implemented in member states of the European Economic Area.

The communication of this pricing term sheet and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this pricing term sheet relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing term sheet or any of its contents.

Relevant stabilisation regulation including FCA/ICMA will apply.

Annex I

UNDERWRITING AGREEMENT

[Filed as Exhibit 1.1 to Form 8-K and not included herein]